EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74871) of Pomeroy IT Solutions, Inc. (formerly Pomeroy Computer Resources, Inc.) of our report dated March 31, 2005 relating to our audit of the consolidated financial statements of Pomeroy IT Solutions, Inc. and subsidiaries as of January 5, 2005 and for the year then ended, which report is included in this Annual Report on Form 10-K.



                                       Crowe Chizek and Company LLC


                                       /s/ Crowe Chizek and Company LLC



Louisville, Kentucky
April 4, 2005